                                                                     EXHIBIT 11


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                     YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------
                                                 1996             1995              1994
                                          -----------      -----------      ------------

Net Income                                $56,612,720      $51,137,417       $52,655,748
                                          ===========      ===========      ============
Earnings per share                              $1.83            $1.55             $1.54
                                          ===========      ===========      ============
Weighted average number of shares
outstanding                                30,990,599       32,964,138        34,187,833
                                          ===========      ===========      ============